                                                                    EXHIBIT 99.2

                          CONESTOGA ENTERPRISES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
  Consolidated Financial Statements:
     Independent Auditor's Report...........................   1
     Consolidated Balance Sheets as of December 31, 2000 and
      2001..................................................   2
     Consolidated Statements of Operations for the years
      ended December 31, 1999, 2000 and 2001................   3
     Consolidated Statements of Common Stockholders' Equity
      for the years ended December 31, 1999, 2000 and
      2001..................................................   4
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1999, 2000 and 2001................   5
  Notes to Consolidated Financial Statements................   6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors Conestoga Enterprises, Inc.
Birdsboro, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Conestoga Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conestoga Enterprises, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ BEARD MILLER COMPANY LLP

Reading, Pennsylvania
January 30, 2002, except for Note 7 as to which the date is February 25, 2002

                          CONESTOGA ENTERPRISES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                 2000            2001
                                                              -----------     -----------
                                                                 (IN THOUSANDS, EXCEPT
                                                              SHARES AND PER SHARE DATA)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $  5,529        $  2,153
  Accounts receivable, including unbilled revenue, less
    allowance for doubtful accounts
    2000 $747; 2001 $346....................................     10,212          11,635
  Inventories, at average cost..............................      2,391           2,426
  Prepaid taxes.............................................         --             729
  Prepaid expenses and other current assets.................      2,242           2,241
                                                               --------        --------
         Total current assets...............................     20,374          19,184
                                                               --------        --------
INVESTMENTS AND OTHER ASSETS
  Assets held for sale......................................      9,849             573
  Cost in excess of net assets of businesses acquired, less
    accumulated amortization
    2000 $8,309; 2001 $9,604;...............................     43,477          41,623
  Prepaid pension costs.....................................      3,053           3,029
  Other.....................................................      2,425           2,945
                                                               --------        --------
                                                                 58,804          48,170
                                                               --------        --------
PLANT
  In service................................................    191,463         213,770
  Under construction........................................     10,148           6,856
                                                               --------        --------
                                                                201,611         220,626
  Less accumulated depreciation.............................     98,419         109,612
                                                               --------        --------
                                                                103,192         111,014
                                                               $182,370        $178,368
                                                               ========        ========
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt......................   $  4,705        $ 33,546
  Current liability under capital lease.....................         65              69
  Note payable..............................................         --          10,000
  Accounts payable..........................................      6,132           5,513
  Accrued expenses:
    Payroll and vacation pay................................      1,007           1,265
    Taxes...................................................        895              --
    Other...................................................      4,394           2,815
                                                               --------        --------
         Total current liabilities..........................     17,198          53,208
                                                               --------        --------
DEFERRED REVENUE, from sale of towers.......................         --           9,936
                                                               --------        --------
LONG-TERM LIABILITIES
  Long-term debt, less current maturities...................     68,545          35,000
  Liability under capital lease, less current portion.......      2,794           2,724
  Accrued postretirement benefit cost.......................      1,123           1,445
  Other.....................................................      1,270           1,999
                                                               --------        --------
                                                                 73,732          41,168
                                                               --------        --------
DEFERRED INCOME TAXES.......................................      9,794           6,920
                                                               --------        --------
COMMITMENTS
REDEEMABLE PREFERRED STOCK, par value $65 per share;
  authorized 900,000 shares; issued and outstanding 2000
  141,288 shares; 2001 72,414 shares;.......................      9,184           4,707
                                                               --------        --------
COMMON STOCKHOLDERS' EQUITY
  Common stock, par value $1 per share; authorized
    200,000,000 shares; issued 2000 7,897,914 shares; 2001
    8,080,868 shares........................................      7,898           8,081
  Additional paid-in capital................................     44,123          49,123
  Retained earnings.........................................     20,820           5,225
  Accumulated other comprehensive income....................        238              --
  Less cost of treasury stock 2000 33,427 shares; 2001 -0-
    shares..................................................       (617)             --
                                                               --------        --------
                                                                 72,462          62,429
                                                               --------        --------
                                                               $182,370        $178,368
                                                               ========        ========

                See Notes to Consolidated Financial Statements.

                          CONESTOGA ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THREE YEARS ENDED DECEMBER 31,
                                                              --------------------------------------
                                                                 1999          2000          2001
                                                              ----------    ----------    ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating revenues:
  Communication services....................................    $71,413       $72,948       $78,646
  Equipment sales...........................................     12,552        11,192        11,994
  Other revenues............................................      2,166         2,292         2,182
                                                                -------       -------       -------
                                                                 86,131        86,432        92,822
                                                                -------       -------       -------
Operating expenses:
  Cost of services (exclusive of depreciation and
     amortization below)....................................     35,106        36,596        40,443
  Cost of sales.............................................      7,167         6,180         5,992
  Depreciation and amortization.............................     15,492        16,734        17,528
  Merger costs..............................................        104           845        11,401
  Selling, general and administrative.......................     17,252        17,096        18,292
                                                                -------       -------       -------
                                                                 75,121        77,451        93,656
                                                                -------       -------       -------
     Operating income (loss)................................     11,010         8,981          (834)
                                                                -------       -------       -------
Other income (expense), net:
  Interest expense..........................................     (4,101)       (4,976)       (5,431)
  Loss from unconsolidated partnership interests............       (350)         (339)          (39)
  Gain on sale of investments in equity securities..........         --         2,118           360
  Interest and dividend income..............................        409           706           271
  Other, net................................................       (207)          (93)           21
                                                                -------       -------       -------
                                                                 (4,249)       (2,584)       (4,818)
                                                                -------       -------       -------
     Income (loss) before income taxes......................      6,761         6,397        (5,652)
Income taxes................................................      4,321         3,283         2,821
                                                                -------       -------       -------
     Net income (loss)......................................    $ 2,440       $ 3,114       $(8,473)
                                                                =======       =======       =======
Basic earnings (loss) per share.............................    $  0.24       $  0.33       $ (1.12)
                                                                =======       =======       =======
Diluted earnings (loss) per share...........................    $  0.24       $  0.33       $ (1.12)
                                                                =======       =======       =======

                See Notes to Consolidated Financial Statements.

                          CONESTOGA ENTERPRISES, INC.

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
               THREE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001

                                                                                       ACCUMULATED
                                           COMMON STOCK       ADDITIONAL                  OTHER        TREASURY STOCK
                                       --------------------    PAID-IN     RETAINED   COMPREHENSIVE   -----------------
                                        SHARES      AMOUNT     CAPITAL     EARNINGS      INCOME       SHARES    AMOUNT     TOTAL
                                       ---------   --------   ----------   --------   -------------   -------   -------   -------
                                                            (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
Balance, December 31, 1998...........  7,863,210   $ 39,194    $11,869     $28,819       $ 1,523      187,675   $(3,467)  $77,938
  Comprehensive income:
    Net income.......................         --                    --       2,440            --           --        --     2,440
    Change in net unrealized gains
      (losses) on securities.........         --                    --                       144           --        --       144
         Total comprehensive
           income....................                                                                                       2,584
  Reduction in par value from $5 per
    share to $1 per share............         --    (31,330)    31,330                        --           --        --        --
  Common stock dividends ($0.83 per
    share)...........................         --                    --      (5,876)           --           --        --    (5,876)
  Preferred stock dividends ($3.42
    per share).......................         --                    --        (560)           --           --        --      (560)
  Common stock issued under
    stock-based plans and other
    equity changes...................     34,704         34        688                        --      (47,230)      872     1,594
  Conversion of preferred shares.....         --                   260                        --      (58,220)    1,076     1,336
                                       ---------   --------    -------     -------       -------      -------   -------   -------
Balance, December 31, 1999...........  7,897,914      7,898     44,147      24,823         1,667       82,225    (1,519)   77,016
  Comprehensive income:
    Net income.......................         --                    --       3,114            --           --        --     3,114
    Change in net unrealized gains
      (losses) on securities.........         --                    --                    (1,429)          --        --    (1,429)
         Total comprehensive
           income....................                                                                                       1,685
  Common stock dividends ($0.84 per
    share)...........................         --                    --      (6,581)           --           --        --    (6,581)
  Preferred stock dividends ($3.42
    per share).......................         --                    --        (536)           --           --        --      (536)
  Common stock issued under
    stock-based plans and other
    equity changes...................         --                   (24)                       --      (48,798)      902       878
                                       ---------   --------    -------     -------       -------      -------   -------   -------
Balance, December 31, 2000...........  7,897,914      7,898     44,123      20,820           238       33,427      (617)   72,462
  Comprehensive loss:
    Net loss.........................         --                    --      (8,473)           --           --        --    (8,473)
    Change in net unrealized gains
      (losses) on securities.........         --                    --                      (238)          --        --      (238)
         Total comprehensive loss....                                                                                      (8,711)
  Common stock dividends ($0.84 per
    share)...........................         --                    --      (6,698)           --           --        --    (6,698)
  Preferred stock dividends ($3.42
    per share).......................         --                    --        (424)           --           --        --      (424)
  Common stock issued under
    stock-based plans and other
    equity changes...................      6,763          7      1,086                        --      (23,176)      428     1,521
  Conversion of preferred shares.....    176,191        176      3,914                        --      (10,251)      189     4,279
                                       ---------   --------    -------     -------       -------      -------   -------   -------
Balance, December 31, 2001...........  8,080,868   $  8,081    $49,123     $ 5,225       $    --           --   $    --   $62,429
                                       =========   ========    =======     =======       =======      =======   =======   =======

                See Notes to Consolidated Financial Statements.

                          CONESTOGA ENTERPRISES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              THREE YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $  2,440   $  3,114   $ (8,473)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    15,492     16,734     17,528
    Loss from unconsolidated partnership interests..........       350        339         39
    (Gain) loss on sale of nonregulated property............       206          1       (501)
    Gain on sale of equity securities.......................        --     (2,118)      (360)
    Change in assets and liabilities:
      (Increase) decrease in:
         Accounts receivable................................    (1,550)       926     (1,423)
         Materials and supplies.............................      (292)      (329)       (35)
         Prepaid expenses...................................      (195)      (401)      (728)
         Prepaid pension costs..............................      (141)      (182)        24
         Other assets.......................................       210        127     (1,883)
      Increase (decrease) in:
         Accounts payable...................................     1,603       (782)      (620)
         Accrued expenses and other current liabilities.....     1,516        907     (1,084)
         Other liabilities..................................       253        246      1,051
         Deferred income taxes..............................       596       (348)    (2,764)
                                                              --------   --------   --------
      Net cash provided by operating activities.............    20,488     18,234        771
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of plant, net of removal costs and salvage from
    retirements.............................................   (18,749)   (28,252)   (23,246)
  Purchase of FCC licenses..................................    (1,162)        --         --
  Proceeds from sale of nonregulated property...............        35         14     19,165
  Capital investments in unconsolidated partnership
    interests...............................................        --       (325)        --
  Purchase of equity securities.............................      (200)        --         --
  Proceeds from sale of equity securities...................        --      2,986        503
                                                              --------   --------   --------
      Net cash used in investing activities.................   (20,076)   (25,577)    (3,578)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term borrowings........................     1,500     35,000         --
  Principal payments on long-term debt......................    (4,172)   (16,348)    (4,704)
  Principal payments on capital lease obligation............        --        (41)       (66)
  Borrowings on line of credit..............................     1,500     17,245     10,000
  Principal payments on line of credit......................      (500)   (18,245)        --
  Issuance of common stock under the employee stock purchase and dividend reinvestment plans and other equity
    changes.................................................     1,594        878      1,521
  Common and preferred dividends paid.......................    (6,436)    (7,117)    (7,122)
  Redemption of preferred stock.............................      (192)    (1,007)      (198)
                                                              --------   --------   --------
      Net cash provided by (used in) financing activities...    (6,706)    10,365       (569)
                                                              --------   --------   --------
      Increase (decrease) in cash and cash equivalents......    (6,294)     3,022     (3,376)
Cash and cash equivalents:
  Beginning.................................................     8,801      2,507      5,529
                                                              --------   --------   --------
  Ending....................................................  $  2,507   $  5,529   $  2,153
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
    Interest................................................  $  4,104   $  4,329   $  5,375
                                                              ========   ========   ========
    Income taxes............................................  $  3,392   $  4,490   $  8,197
                                                              ========   ========   ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
  Capital lease obligation incurred for use of building.....  $     --   $  2,900   $     --
                                                              ========   ========   ========

                See Notes to Consolidated Financial Statements.

                          CONESTOGA ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation and nature of operations:

     The consolidated financial statements include the accounts of Conestoga Enterprises, Inc. and its subsidiaries. Conestoga Enterprises, Inc.'s wholly-owned operating subsidiaries include:

          The Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company, which are independent local exchange carriers providing both regulated and nonregulated communication services.

          CEI Networks, Inc., which provides long distance and competitive local telephone services. CEI Networks was formed by a merger of two of Conestoga Enterprises, Inc.'s wholly-owned subsidiaries, Conestoga Communications, Inc. and TeleBeam, Incorporated.

          Conestoga Mobile Systems, Inc., which provides paging communication services.

          Conestoga Wireless Company, which provides wireless personal communication services (PCS).

          Infocore, Inc., which provides communication consulting services including the design and installation of communication systems.

     The Companies are collectively referred to herein as the Company. All significant intercompany transactions have been eliminated in consolidation.

     The Company operates predominately in the communications and related services industry providing services to customers in eastern and central Pennsylvania.

     The Company's local exchange carriers are subject to rate regulations by the Federal Communications Commission (FCC) and the Pennsylvania Public Utility Commission (PUC) and, accordingly, follow the accounting prescribed by Statement of Financial Accounting Standards No. 71, "Accounting for Certain Types of Regulation."

  Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue recognition:

     The Company's revenues are recognized when earned. Local service revenues are recognized as service is provided. Long distance and access revenues are derived from toll rates, access charges and settlement arrangements and are recorded as service is utilized. Wireless revenues are recorded as service is provided and air-time is utilized. Equipment revenues are recorded at the time of sale.

  Cash and cash equivalents:

     For purposes of reporting the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At times, cash balances exceed F.D.I.C. limits.

                          CONESTOGA ENTERPRISES, INC.

  Cost in excess of net assets of business acquired:

     The excess of the acquisition cost over the net assets of the businesses acquired is being amortized by the straight-line method over 25 to 40 years. Management continually reviews the appropriateness of the carrying value of the excess acquisition cost and the related amortization period. Amortization expense for the years 1999, 2000 and 2001 as approximately $2,287,000, $1,706,000 and $1,295,000, respectively.

  Investments:

     All marketable equity securities are classified as available for sale. These securities are recorded at fair value based on quoted market prices, and unrealized gains, net of taxes, are reported in other comprehensive income. Gains and losses are determined using the specific-identification method. The Company is accounting for its partnership investment by the equity method. These investments are included with other assets in the accompanying balance sheets.

  Plant and depreciation:

     Plant is recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Depreciation expense on assets acquired under a capital lease is included with depreciation expense on owned assets.

  Telephone plant:

     Normal renewals and betterments of units of property are charged to plant accounts, while ordinary repairs and replacements of items considered to be less than units of property are charged to plant specific expenses. When telephone plant is replaced or retired, the cost of the plant retired, plus removal costs, less salvage is charged to accumulated depreciation. Accordingly, no gain or loss is recognized in connection with ordinary retirements.

  Other property:

     When other property is retired or otherwise disposed of, the property's cost and accumulated depreciation are removed from the plant accounts and any gain or loss on disposition is recognized in income.

  Long-lived assets:

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

  Advertising:

     Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 1999, 2000 and 2001 was approximately $1,513,000, $2,235,000 and $1,823,000, respectively.

  Income taxes:

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis and net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in

                          CONESTOGA ENTERPRISES, INC.

the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Employee benefits:

     Pension plans:

     All eligible employees of Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company are covered under noncontributory defined benefit pension plans. The plans provide benefits based on years of service and employee compensation. The Company's funding policy is to make contributions in compliance with applicable regulations.

     Postretirement benefit plan:

     A subsidiary of the Company sponsors a postretirement health care plan for substantially all of its salaried employees and their spouses. The plan is contributory, with retirees contributing 50% of the premiums. The plan is unfunded. The Company's share of the estimated costs that will be paid after retirement is generally being accrued by charges to expense over the employees' active service periods to the dates they are fully eligible for benefits, except that the Company's unfunded cost that existed at January 1, 1993 is being accrued primarily under the straight-line method that will result in full accrual by December 31, 2012.

     401(k) savings plans:

     The Company has contributory 401(k) savings plans for substantially all employees. The Company contributes matching amounts for participating employees in accordance with the provisions of the plans. The Company contributed approximately $478,000, $530,000 and $558,000 to the plans for 1999, 2000 and
2001, respectively.

     Deferred compensation agreement:

     The Company has a deferred compensation agreement with an officer which provides benefits payable to him upon retirement. The estimated liability under the agreement is being accrued over the expected remaining years of employment.

  Reclassifications:

     During 2001, the Company revised the presentation of certain operating revenue and expenses in the accompanying statement of operations. The Company also has included in cost of service expense, customer service costs previously included with selling, general and administrative expense. In addition, certain subsidiary revenues were reclassified for consistent presentation throughout the Company. Revenue and expense items previously reported in 1999 and 2000 have been reclassified to conform to this new presentation. These reclassifications had no impact on net income.

  New accounting standards:

     In June of 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires all business combinations to be accounted for using the purchase method of accounting as use of the pooling-of-interests method is prohibited. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this Statement did not have an impact on the Company's financial condition or results of operations.

                          CONESTOGA ENTERPRISES, INC.

     Statement No. 142 prescribes that goodwill associated with a business combination and intangible assets with an indefinite useful life should not be amortized but should be tested for impairment at least annually. The Statement requires intangibles that are separable from goodwill and that have a determinable useful life to be amortized over the determinable useful life. The provisions of this Statement became effective for the Company in January of 2002. Upon adoption of this Statement, goodwill and other intangible assets arising from acquisitions completed before July 1, 2001 should be accounted for in accordance with the provisions of this Statement. At December 31, 2001, the Company has goodwill of approximately $41,623,000. Effective January 1, 2002, the Company is no longer amortizing goodwill; however, subsequent impairment reviews may result in periodic write-downs of goodwill. The Company is also required to complete a goodwill impairment test within six months of the adoption of the Statement. Except for discontinuing the amortization of goodwill, the Company has not determined the impact of adoption with respect to goodwill on the Company's financial condition or results of operations.

     In July of 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement will become effective for the Company on January 1, 2003, but is not expected to have a material impact on the Company's financial condition or results of operations.

     In August of 2001, the Financial Accounting Standards Board issued Statement 144, "Accounting for the Impairment of or Disposal of Long-Lived Assets." This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequent Occurring Events and Transactions for the Disposal of a Segment of a Business." This Statement also amends ARB No. 51, "Consolidated Financial Statements." The provisions of this Statement became effective for the Company on January 1, 2002, and did not have a material impact on the Company's financial condition or results of operations.

2. PENDING MERGER

     The Company entered into an Agreement and Plan of Merger with D&E Communications, Inc. (the "D&E Merger Agreement") dated November 21, 2001, which provided for the exchange of all of the Company's issued and outstanding common stock for cash and/or common stock of D&E Communications, Inc. The D&E Merger Agreement was contingent upon the Company terminating an Agreement and Plan of Merger with Ntelos, Inc. and Ntelos Acquisition Corp. (the "Ntelos Merger Agreement"), dated July 21, 2001, that it had previously entered into with Ntelos, Inc. on the grounds that the transaction provided for in the D&E Merger Agreement constituted a "superior competing transaction" to the transaction provided for in the Ntelos Merger Agreement. On December 4, 2001, the Company gave notice to D&E Communications, Inc. that it had terminated the Ntelos Merger Agreement and paid Ntelos the termination fee of $10,000,000 provided for therein and that consequently the D&E Merger Agreement was effective as of that date. The Company also incurred approximately $1,401,000 in transaction expenses with respect to its exploration of its strategic options, including matters relating to the Ntelos Merger Agreement, the termination thereof, and the D&E Merger Agreement. The Company expensed the $10,000,000 termination fee and the $1,401,000 transaction expenses. The completion of the merger with D&E Communications, Inc. is contingent upon, among other things, shareholder and regulatory approvals. Completion of the merger will trigger change of control payments to certain of the Company's officers in accordance with the terms of their respective employment contracts.

                          CONESTOGA ENTERPRISES, INC.

3. ACQUISITION

     On January 31, 2000, the Company acquired all the outstanding shares of TeleBeam, Incorporated. The Company issued 734,962 shares to TeleBeam shareholders. The transaction has been accounted for as a pooling of interests.

4. INVESTMENTS IN EQUITY SECURITIES

     The following is a summary of the Company's investments in equity securities:

                                                               DECEMBER 31,
                                                              ---------------
                                                               2000     2001
                                                              ------   ------
                                                              (IN THOUSANDS)
Marketable equity securities:
  Aggregate cost............................................   $ --     $143
  Gross unrealized gains....................................     --      348
                                                               ----     ----
     Fair value.............................................   $ --     $491
                                                               ====     ====

     The Company's investments in equity securities were concentrated in the telecommunications industry.

     There were no sales of equity securities in 1999.

     Proceeds and gross gains from the sale of equity securities were $2,986,000 and $2,118,000, respectively, for the year ended December 31, 2000.

     Proceeds and gross gains from the sale of equity securities were $503,000 and $360,000, respectively, for the year ended December 31, 2001.

5. INVESTMENT IN PARTNERSHIP

     PenTeleData is a limited partnership which provides Internet access services in central and eastern Pennsylvania. The Company has a 10.95% partnership interest in PenTeleData. The carrying value of this investment was approximately $51,000 and $12,000 and at December 31, 2000 and 2001, respectively.

     During the years ended December 31, 1999, 2000 and 2001, the Company's equity share of the partnership's net loss was approximately $350,000, $339,000 and $39,000, respectively.

                          CONESTOGA ENTERPRISES, INC.

6. PLANT

     Plant is carried at cost less accumulated depreciation and consists of the following:

                                                                        DECEMBER 31,
                                                    ESTIMATED LIFE   -------------------
                                                      (IN YEARS)       2000       2001
                                                    --------------   --------   --------
                                                                       (IN THOUSANDS)
Telephone plant:
  In service:
     Land and buildings...........................      33-40        $  5,654   $  5,739
     Digital switching equipment..................       5-18          50,736     51,866
     Other equipment..............................       3-20           7,552      7,112
     Outside plant facilities.....................      11-45          79,879     84,112
                                                                     --------   --------
                                                                      143,821    148,829
  Under construction..............................                      1,174      2,954
                                                                     --------   --------
                                                                      144,995    151,783
  Less accumulated depreciation...................                     85,600     90,644
                                                                     --------   --------
                                                                       59,395     61,139
                                                                     --------   --------
Nonregulated property and equipment:
  Land and buildings..............................      33-40           3,577      3,548
  Equipment.......................................       3-20          44,065     61,393
                                                                     --------   --------
                                                                       47,642     64,941
  Under construction..............................                      8,974      3,902
                                                                     --------   --------
                                                                       56,616     68,843
  Less accumulated depreciation...................                     12,819     18,968
                                                                     --------   --------
                                                                       43,797     49,875
                                                                     --------   --------
                                                                     $103,192   $111,014
                                                                     ========   ========

     During 2001, the Company sold and transferred 72 of its subsidiaries' wireless transmission towers and certain real estate to Mountain Union Telecom, LLC ("Mountain Union") pursuant to an agreement, dated March 15, 2001, which provided that 75 transmission towers were to be sold to Mountain Union and Conestoga Wireless Company was to lease back antennae space on the towers under a master license agreement for a term of 10 years (see Note 18). Closing was held on June 29, 2001, at which time 64 tower sites were transferred and 11 sites remained as "hold out" sites with issues to be resolved, the purchase price for which was deposited into escrow by the buyer. By year end, the issues were resolved and closing held with respect to 8 of the hold out sites. The Company received approximately $19,100,000 from the sale of the transmission towers in 2001 and recorded a deferred gain from the sale of approximately $10,458,000. This gain has been deferred and is being amortized to income over the ten-year term of the license agreement. At December 31, 2001, the deferred gain totaled approximately $9,936,000.

     As of January 30, 2002, the issues with respect to all but one of the hold out sites have been resolved and closing on those sites have or will occur in 2002. These towers are presented in the financial statements as assets held for sale at December 31, 2001.

     As part of the sales transaction, the Company also entered into a Build-to-Suit Agreement with Mountain Union pursuant to which the Company is obligated to find 20 suitable tower sites through June 2003

                          CONESTOGA ENTERPRISES, INC.

("Development Sites"), Mountain Union is to lease the sites and build towers thereon, and the Company is to lease space on the towers. The Company is exposed to liquidated damages, if it does not find and lease back space on 20 development sites by June 29, 2003, as follows:

          (a) If the parties develop less than 15 development sites, the damages payable by the Company are $100,000 for each site less than 20; and

          (b) If the parties develop at least 15 development sites, but less than 20, the damages payable by the Company are $50,000 for each site less than 20.

7. LONG-TERM DEBT AND CREDIT ARRANGEMENTS

     Long-term debt is summarized as follows:

                                                              DECEMBER 31,
                                                            -----------------
                                                             2000      2001
                                                            -------   -------
                                                             (IN THOUSANDS)
7.59% Series B Senior Notes, interest payable quarterly,
  principal due in annual installments of $1,454,000
  through 2011. (See below.)..............................  $16,000   $14,546
6.22% Senior Notes, interest payable quarterly, principal
  due in quarterly installments of $750,000 through 2008.
  (See below.)............................................   21,000    18,750
6.89% term loan, interest payable quarterly, principal due
  in quarterly installments of $250,000 through 2002......    1,250       250
7.84% term loan, interest payable quarterly, principal due
  in quarterly installments of $500,000 from 2005 through
  2014....................................................   20,000    20,000
7.86% term loan, interest payable quarterly, principal due
  in quarterly installments of $375,000 from 2005 through
  2014....................................................   15,000    15,000
                                                            -------   -------
                                                             73,250    68,546
Less current maturities...................................    4,705    33,546
                                                            -------   -------
                                                            $68,545   $35,000
                                                            =======   =======

     The aggregate amounts of maturities of long-term debt for each of the five years subsequent to December 31, 2001 are as follows (in thousands):

2002.......................................................  $33,546
2003.......................................................       --
2004.......................................................       --
2005.......................................................    3,500
2006.......................................................    3,500

     The Company has an unsecured credit agreement through June 30, 2002 with a bank under which it may borrow up to $10,000,000 for working capital or general business purposes in the form of line of credit loans or letters of credit. Interest is payable monthly on advances at the Company's option of either one percent below the bank's prime rate or .35 percent above the one month London Interbank Offered Rate (LIBOR) rate. There were no borrowings outstanding at December 31, 2000 and 2001. The prime and one month LIBOR interest rates were 8.50% and 6.56% at December 31, 2000 and 4.75% and 2.22% at December 31, 2001.
Issuance fees on letters of credit shall be mutually agreed between the bank and the Company on a case-by-case basis.

                          CONESTOGA ENTERPRISES, INC.

     The Company also has an unsecured $10,000,000 line of credit from a bank available until June 30, 2002 with interest at the London Interbank Offered Rate plus .75% or at a rate to be negotiated. The interest rate applicable to the line of credit was 7.31% and 2.97% at December 31, 2000 and 2001, respectively. At December 31, 2000 and 2001, outstanding borrowings under this line of credit were $-0- and $10,000,000, respectively.

     The Company has an unsecured $50,000,000 line of credit from a bank available until April 28, 2002 with interest at a rate selected at the option of the Company. The line of credit is automatically renewed on each anniversary date through April 28, 2005, unless either party gives written notice no less than 30 days prior to the anniversary date. The bank charges a commitment fee at an annual rate of 0.125% on the average daily unused portion of the line, payable quarterly. There were no borrowings outstanding on the line of credit at December 31, 2000 and 2001.

     The credit agreements contain provisions which, among other things, require maintenance of certain financial ratios and limit the amount of additional indebtedness. The Senior Notes also contain provisions which, among other things, restrict mergers and consolidations, encumbrances and sales of certain assets, redemptions of preferred stock and purchases of restricted investments. As of December 31, 2001, the Company was in default of certain covenants of its Senior Notes loan agreement. The Company obtained a temporary waiver on February 25, 2002, whereby the lender waived compliance by the Company of these covenants. The temporary waiver expires June 30, 2002, or earlier under certain conditions, at which time the debt balances become callable by the lender. Accordingly, the balances under the agreements are classified as current liabilities in the accompanying financial statements.

     Under the most restrictive covenants of the debt agreements, the Company, as of December 31, 2001, in not permitted to make any further dividend distributions until the Company generates approximately $14,000,000 of consolidated net income as defined in the agreement. The Company has received a temporary waiver of this covenant permitting the Company to pay a dividend in the first quarter of 2002. The temporary waiver expires June 30, 2002, or earlier, under certain conditions. The temporary waiver does not authorize dividends in the second quarter of 2002 and thereafter.

8. CAPITAL LEASE

     In 2000, the Company entered into a long-term lease agreement for a building, that provides for monthly rentals of approximately $24,000 per month, including interest at 7.95% through April 2020.

     The following is a schedule, by year, of the future minimum lease payments under the capital lease together with the present value of the net minimum lease payments (in thousands):

2002........................................................  $  290
2003........................................................     290
2004........................................................     290
2005........................................................     290
2006........................................................     290
Thereafter..................................................   3,867
                                                              ------
  Total minimum lease payments..............................   5,317
Less amount representing interest...........................   2,524
                                                              ------
  Present value of net minimum lease payments...............   2,793
Less portion reflected as current liabilities...............      69
                                                              ------
                                                              $2,724
                                                              ======

                          CONESTOGA ENTERPRISES, INC.

     The building under capital lease was recorded as follows at December 31:

                                                              2000      2001
                                                             ------    ------
Cost.......................................................  $2,900    $2,900
Accumulated depreciation...................................     (91)     (236)
                                                             ------    ------
                                                             $2,809    $2,664
                                                             ======    ======

9. INCOME TAX MATTERS

     The provision for income taxes for the years ended December 31, 1999, 2000 and 2001 was as follows:

                                                    1999      2000      2001
                                                   ------    ------    ------
                                                         (IN THOUSANDS)
Current:
  Federal........................................  $1,914    $1,591    $3,382
  State..........................................   1,909     1,952     2,203
                                                   ------    ------    ------
                                                    3,823     3,543     5,585
                                                   ------    ------    ------
Deferred:
  Federal........................................     676       190    (2,535)
  State..........................................    (178)     (450)     (229)
                                                   ------    ------    ------
                                                      498      (260)   (2,764)
                                                   ------    ------    ------
                                                   $4,321    $3,283    $2,821
                                                   ======    ======    ======

     The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pretax income for the years ended December 31, 1999, 2000 and 2001 due to the following:

                                                        1999    2000    2001
                                                        ----    ----    -----
Normal statutory federal income tax rate..............  34.0%   34.0%   (34.0)%
Increase (decrease) resulting from:
  State income tax, net of federal tax benefit........   5.7     2.4      1.2
  Valuation allowance.................................  16.1     7.9     15.5
  Goodwill amortization...............................   9.5     6.9      5.9
  Merger costs........................................    --     3.5     66.4
  Other...............................................  (1.4)   (3.4)    (5.1)
                                                        ----    ----    -----
                                                        63.9%   51.3%    49.9%
                                                        ====    ====    =====

                          CONESTOGA ENTERPRISES, INC.

     Net deferred tax liabilities consist of the following components as of December 31, 2000 and 2001:

                                                            2000       2001
                                                           -------    -------
                                                             (IN THOUSANDS)
Deferred tax liabilities:
  Plant, in service......................................  $11,794    $11,764
  Prepaid pension costs..................................    1,239      1,230
  Investments............................................      123         --
                                                           -------    -------
                                                            13,156     12,994
                                                           -------    -------
Deferred tax assets:
  Employee benefits......................................     (720)      (952)
  Net operating loss carryforwards.......................   (4,438)    (4,567)
  Deferred revenue.......................................       --     (4,033)
  Other..................................................     (479)      (260)
                                                           -------    -------
                                                            (5,637)    (9,812)
                                                           -------    -------
Valuation allowance......................................    2,275      3,738
                                                           -------    -------
                                                           $ 9,794    $ 6,920
                                                           =======    =======

     The Company has approximately $1,700,000 of net operating loss carryforwards for federal income tax purposes, which expire between the years 2006 and 2019.

     The Company and certain subsidiaries have approximately $60,000,000 of net operating loss carryforwards for state income tax purposes which expire between the years 2005 and 2011. A valuation allowance of $2,275,000 and $3,738,000 was recorded at December 31, 2000 and 2001 for these state loss carryforwards which may expire unutilized. The valuation allowance was increased by approximately $1,090,000, $508,000 and $1,463,000 in 1999, 2000 and 2001, respectively.

     Utilization of the net operating loss carryforwards is dependent upon future taxable income and is subject to statutory limitations.

                          CONESTOGA ENTERPRISES, INC.

10. DEFINED BENEFIT PENSION PLANS

     Information pertaining to the activity in the Company's defined benefit pension plans is as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                         ------------------------
                                                           2000           2001
                                                         ---------      ---------
                                                              (IN THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of year..............   $16,970        $18,386
  Service cost.........................................       665            748
  Interest cost........................................     1,183          1,266
  Actuarial loss.......................................       215              3
  Benefits paid........................................      (647)          (725)
                                                          -------        -------
     Benefit obligation at end of year.................    18,386         19,678
                                                          -------        -------
Change in plan assets:
  Fair value of plan assets at beginning of year.......    22,894         22,860
  Actual return on plan assets.........................       613         (1,112)
  Benefits paid........................................      (647)          (725)
                                                          -------        -------
     Fair value of plan assets at end of year..........    22,860         21,023
                                                          -------        -------
Funded status..........................................     4,474          1,345
Unrecognized net actuarial loss (gain).................    (1,717)         1,354
Unrecognized prior service cost........................       963            882
Unrecognized net transition asset......................      (667)          (552)
                                                          -------        -------
     Prepaid pension costs.............................   $ 3,053        $ 3,029
                                                          =======        =======

     Two of the Company's three defined benefit plans had projected benefit obligations in excess of the fair value of the plans' assets at December 31, 2001. These plans had an aggregate projected benefit obligation and fair value of plan assets of approximately $11,257,000 and $11,606,000, respectively, at December 31, 2000 and 2001.

     Net pension cost (benefit) for these Plans consisted of the following components:

                                                  YEARS ENDED DECEMBER 31,
                                                -----------------------------
                                                 1999       2000       2001
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Service cost..................................  $   605    $   665    $   748
Interest cost on projected benefit
  obligation..................................    1,083      1,183      1,266
Expected return on plan assets................   (1,750)    (1,926)    (1,917)
Net amortization and deferral.................      (79)      (104)       (73)
                                                -------    -------    -------
                                                $  (141)   $  (182)   $    24
                                                =======    =======    =======

     Assumptions used by the Company in the determination of pension plan information for 1999, 2000 and 2001 consisted of the following:

                                                         1999    2000    2001
                                                         ----    ----    ----
Discount rate..........................................  7.00%   7.00%   7.00%
Rate of increase in compensation levels................  5.00    5.00    5.00
Expected long-term rate of return on plan assets.......  8.50    8.50    8.50

                          CONESTOGA ENTERPRISES, INC.

     Plan assets consist primarily of U.S. Government securities, corporate bonds and common stocks, including CEI's common stock of $215,000, $215,000 and $399,000 at December 31, 1999, 2000 and 2001, respectively.

11. POSTRETIREMENT BENEFIT PLAN

     Information pertaining to the activity in the postretirement benefit plan is as follows:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                           ------------------
                                                            2000       2001
                                                           -------    -------
                                                             (IN THOUSANDS)
Change in benefit obligation:
  Benefit obligation at beginning of year................  $ 1,453    $ 1,410
  Service cost...........................................       67        116
  Interest cost..........................................       89        113
  Actuarial (gain) loss..................................     (159)       234
  Benefits paid..........................................      (40)       (47)
                                                           -------    -------
     Benefit obligation at end of year...................    1,410      1,826
                                                           -------    -------
     Fair value of plan assets at end of year............       --         --
                                                           -------    -------
Funded status............................................   (1,410)    (1,826)
Unrecognized net actuarial (gain)........................     (388)      (237)
Unrecognized net transition obligation...................      675        618
                                                           -------    -------
     Accrued postretirement benefit cost.................  $(1,123)   $(1,445)
                                                           =======    =======

     Net postretirement benefit cost for this Plan consisted of the following components:

                                                         YEARS ENDED DECEMBER 31,
                                                        --------------------------
                                                         1999      2000      2001
                                                        ------    ------    ------
                                                              (IN THOUSANDS)
Service cost..........................................   $ 74      $ 67      $116
Interest cost on projected benefit obligation.........     91        89       113
Net amortization and deferral.........................     43        21       140
                                                         ----      ----      ----
                                                         $208      $177      $369
                                                         ====      ====      ====

     Assumptions used by the Company in the determination of postretirement benefit plan information consisted of the following:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                       1999      2000      2001
                                                       -----     -----     -----
Discount rate........................................  7.00%     7.00%     7.00%
                                                       ====      ====      ====

     For measurement purposes, a 5.5 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001 and thereafter.

                          CONESTOGA ENTERPRISES, INC.

     Assumed health care trend rates have a significant impact on the amounts reported. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                 ONE-PERCENTAGE-    ONE-PERCENTAGE-
                                                 POINT INCREASE     POINT DECREASE
                                                 ---------------    ---------------
                                                           (IN THOUSANDS)
Effect on total of service and interest cost
  components...................................       $ 47               $ (37)
Effect on postretirement benefit obligation....        307                (249)

12. CONTINGENCIES

     The Company and its subsidiaries in the ordinary course of business are involved in various claims and legal proceedings. The Company is unable to predict the timing or outcome of these claims and proceedings. Although it is possible that one or more of these claims or proceedings, if adversely determined could have a material effect on the Company in a future period, management does not believe that their outcome will have a material effect on the Company's consolidated financial condition or results of operations.

13. REDEEMABLE PREFERRED STOCK

     The Company has 72,414 outstanding shares of Series A Convertible Preferred Stock. Cumulative dividends of $3.42 per share per annum are paid semi-annually. Each share of preferred stock may be converted, at the option of the holder, into shares of Common Stock at a conversion price of $22.95, subject to adjustment under certain circumstances. Each holder may require the Company to redeem all or a portion of such holder's preferred stock for $65 per share plus accrued dividends.

     On January 7, 2002, the Company gave notice to the holders of its preferred stock of its intention to redeem all outstanding shares of preferred stock on February 6, 2002. On this date, the Company will redeem all remaining outstanding shares for $66.94 per share. The redemption price is comprised of the stock's par value of $65, a 2% redemption premium of $1.30 and an unpaid cumulative dividend of $.64.

     The number of preferred shares exchanged for shares of common stock and number of preferred shares redeemed for cash is as follows:

                                                      1999         2000         2001
                                                    --------    ----------    --------
Number of preferred shares exchanged..............    20,558            --      65,840
Number of common shares issued....................    58,220            --     186,442
Number of preferred shares redeemed...............     2,952        15,491       3,034
Amount paid for redeemed shares...................  $192,000    $1,007,000    $198,000

14. STOCKHOLDERS' EQUITY

  Stock Purchase Plan:

     Effective January 1, 1998, the Company established an employee stock purchase plan for eligible employees. Shares of common stock were purchased monthly by participating employees at a price of 95% of the stock's fair market value, as defined in the Plan document. A maximum of 150,000 shares were reserved for issuance under the Plan. This Plan was terminated in 2001.

  Dividend Reinvestment Plan:

     The Company sponsored a Dividend Reinvestment Plan for all stockholders who wished to participate. Participants' dividends and optional cash considerations were used to purchase shares of common stock. A

                          CONESTOGA ENTERPRISES, INC.

participant's purchase price per share was the fair market value, as defined in the Plan document. This Plan was terminated in 2001.

  Shareholder Rights Plan:

     The Company adopted a Shareholder Rights Plan (the Rights Plan) in 2000 to protect stockholders from attempts to acquire control of the Company at an inadequate price. Under the Rights Plan, the Company will issue one right to purchase one share of the Company's common stock for $180 per share for each outstanding common share held.

     Upon acquisition of 15 percent or more of the Company's shares by an adverse party, or upon a tender offer by an adverse party to purchase 15 percent or more of the Company's shares, the rights of the adverse party are void, while the rights of all other shareholders entitle them to purchase $360 worth of common stock, at its then current market price, for $180.

     The Rights Plan was not adopted in response to any specific effort to acquire control of the Company. The adoption of the Rights Plan had no dilutive effect, did not affect the Company's reported earnings per share, and was not taxable to the Company or its shareholders.

15. STOCK OPTION PLAN

     The Company has a Stock Option Plan for the officers and employees of the Company. An aggregate of 450,000 shares of authorized but unissued common stock of the Company are reserved for future issuance under the Plan. The stock options have an expiration term of 10 years. The per share exercise price of a stock option shall be not less than the fair market value of the underlying common stock on the date the option is granted. There were 299,250 options available for grant at December 31, 2001.

     A summary of the Company's stock option activity and related information for the years ended December 31, 1999, 2000 and 2001 is as follows:

                                     1999                         2000                         2001
                          --------------------------   --------------------------   --------------------------
                                    WEIGHTED AVERAGE             WEIGHTED AVERAGE             WEIGHTED AVERAGE
                          OPTIONS    EXERCISE PRICE    OPTIONS    EXERCISE PRICE    OPTIONS    EXERCISE PRICE
                          -------   ----------------   -------   ----------------   -------   ----------------
Outstanding, beginning
  of year...............      --         $   --         41,750        $22.34        145,750        $18.71
Granted.................  41,750          22.34        109,000         17.48          5,000         20.72
Exercised...............      --             --             --            --         (7,500)        17.48
Forfeited...............      --             --         (5,000)        22.34             --            --
                          ------         ------        -------        ------        -------        ------
Outstanding, end of
  year..................  41,750         $22.34        145,750        $18.71        143,250        $18.84
                          ======         ======        =======        ======        =======        ======

     There were no options exercisable at December 31, 2001. Exercise prices for options outstanding ranged from $17.48 to $22.34 per share. The weighted average remaining contractual life is approximately 8.0 years.

     The Company applies APB Opinion 25 and related interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's Stock Option Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method prescribed by FASB Statement No. 123, the Company's net income (loss) and

                          CONESTOGA ENTERPRISES, INC.

earnings (loss) per share for the year ended December 31, 1999, 2000 and 2001 would have been adjusted to the pro forma amounts indicated below (in thousands, except per share data):

                                                           1999      2000      2001
                                                          ------    ------    -------
Net income (loss):
  As reported...........................................  $2,440    $3,114    $(8,473)
  Pro forma.............................................   2,413     2,950     (8,696)
Basic and diluted earnings (loss) per share:
  As reported...........................................  $ 0.24    $ 0.33    $ (1.12)
  Pro forma.............................................    0.24      0.31      (1.15)

     The fair value of each option grant of $3.27, $4.95 and $6.22 for the years ended December 31, 1999, 2000 and 2001, respectively, is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                     1999      2000      2001
                                                    -------   -------   -------
Dividend yield....................................   4.00%     4.25%     4.47%
Expected life.....................................  9 years   9 years   9 years
Expected volatility...............................  14.80%    30.23%    38.25%
Risk-free interest rate...........................   6.01%     6.10%     5.00%

     During 2001, the Board of Directors authorized that, upon consummation of the merger with D&E Communications, Inc., the terms of all outstanding option agreements will become modified so that all outstanding options will become fully vested and immediately exercisable.

16. COMPREHENSIVE INCOME

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components at comprehensive income.

     The components of other comprehensive income and related tax effects for the years ended December 31, 1999, 2000 and 2001 are as follows:

                                                              1999    2000     2001
                                                              ----   -------   -----
                                                                  (IN THOUSANDS)
Unrealized holding gains (losses) on available for sale
  securities, less tax effect 1999 $74; 2000 $(16); 2001
  $-0-......................................................  $144   $   (31)  $  --
Less reclassification adjustment for gains realized in net
  income, less tax effect 1999 $-0-; 2000 $720; 2001 $123...    --     1,398     238
                                                              $144   $(1,429)  $(238)
                                                              ====   =======   =====

                          CONESTOGA ENTERPRISES, INC.

17. EARNINGS (LOSS) PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                          1999          2000           2001
                                                        ---------     ---------     ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator:
  Net income (loss)...................................   $2,440        $3,114        $(8,473)
  Preferred stock dividends...........................     (553)         (532)          (405)
  Numerator for basic and diluted earnings (loss) per
     share, income available to common stockholders...   $1,887        $2,582        $(8,878)
                                                         ======        ======        =======
Denominator:
  Denominator for basic earnings per share, weighted
     average shares...................................   $7,736        $7,833        $ 7,946
  Effect of dilutive securities, stock options........       --             7             --
                                                         ------        ------        -------
  Dilutive potential common shares, denominator for
     diluted earnings per share, adjusted weighted
     average shares and assumed conversions...........   $7,736        $7,840        $ 7,946
                                                         ======        ======        =======
Basic earnings (loss) per share.......................   $ 0.24        $ 0.33        $ (1.12)
                                                         ======        ======        =======
Diluted earnings (loss) per share.....................   $ 0.24        $ 0.33        $ (1.12)
                                                         ======        ======        =======

     At December 31, 1999, 2000, 2001, an aggregate of 457,822, 440,359 and
363,606 potential common shares related to stock options and convertible preferred stock, respectively, have been excluded from the computation of dilutive earnings per share due to their anti-dilutive effect.

18. COMMITMENTS

     At December 31, 2001, the Company had commitments for the purchase of equipment and materials approximating $2,198,000.

     During 2001, the Company entered into an agreement to lease space on approximately 75 wireless communication towers. Annual lease payments for these towers in year one will be approximately $1,350,000 with an annual increase in the payment of 4% in each year thereafter. The initial term of this lease is ten years.

     In addition to the wireless communication towers, the Company leases remote sites and buildings under operating lease agreements which expire between August 2002 and June 2026.

     Future minimum payments under all leases are (in thousands):

2002...............................................  $ 2,855
2003...............................................    2,230
2004...............................................    2,024
2005...............................................    1,856
2006...............................................    1,766
Thereafter.........................................    8,618
                                                     -------
                                                     $19,349
                                                     =======

     Rental expense included in the financial statements for the years ended December 31, 1999, 2000 and 2001 approximated $1,205,000; $1,557,000 and
$2,383,000, respectively.

                          CONESTOGA ENTERPRISES, INC.

19. OPERATING SEGMENTS

     The Company's reportable segments are strategic business units that offer different services. They are managed separately because each business unit requires different technology and marketing strategies. The Company has three reportable segments: Telephone -- traditional telephone service provided by Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company; Wireless -- paging and PCS communication services provided by Conestoga Wireless Company and Conestoga Mobile Systems, Inc.; and CLEC and
Long-Distance -- competitive local and long distance services provided by CEI Networks, Inc. The "Other" column primarily includes the sale of communications and security monitoring systems equipment and communications consulting services provided by Infocore, Inc.

     The accounting policies of the segments are the same as those described in the summary of accounting policies. The Company evaluates performance based on profit or loss from operations before corporate allocations, interest, income taxes and non-recurring gains and losses. Transactions occurring between segments are recorded on the same basis as transactions with third parties.

     Segment information as of and for the years ended December 31, 1999, 2000 and 2001 is as follows:

                                                                        CLEC AND
                                                                          LONG
                                                 TELEPHONE   WIRELESS   DISTANCE   OTHER     TOTAL
                                                 ---------   --------   --------   ------   --------
                                                                   (IN THOUSANDS)
1999:
  Operating revenues from external customers:
     Local service.............................  $ 11,640    $    --    $   805    $   --   $ 12,445
     Long distance and access service..........    30,978         --     19,195        --     50,173
     Wireless service..........................        --      2,063         --        --      2,063
     Equipment sales...........................     4,740        832         --     6,980     12,552
     Other.....................................     3,882         39      2,811     2,166      8,898
                                                 --------    -------    -------    ------   --------
                                                   51,240      2,934     22,811     9,146     86,131
  Intersegment operating revenues..............     2,835         15        119        24      2,993
  Operating profit (loss)......................    20,839     (8,035)      (986)     (804)    11,014
  Total assets.................................   110,718     33,704     19,996     6,798    171,216
  Capital expenditures.........................    10,373      6,987      1,264       125     18,749
  Depreciation and amortization................    10,110      3,153      1,129     1,100     15,492
2000:
  Operating revenues from external customers:
     Local service.............................  $ 13,299    $    --    $ 1,684    $   --   $ 14,983
     Long distance and access service..........    29,978         --     17,452        --     47,430
     Wireless service..........................        --      3,712         --        --      3,712
     Equipment sales...........................     4,077        810         --     6,305     11,192
     Other.....................................     3,820        164      2,839     2,292      9,115
                                                 --------    -------    -------    ------   --------
                                                   51,174      4,686     21,975     8,597     86,432
  Intersegment operating revenues..............     3,535        110         93        60      3,798
  Operating profit (loss)......................    20,513     (8,956)    (1,578)     (658)     9,321
  Total assets.................................   108,264     37,978     29,618     6,520    182,380
  Capital expenditures.........................    10,524      8,195     12,218       215     31,152
  Depreciation and amortization................    10,743      4,030      1,425       536     16,734

                          CONESTOGA ENTERPRISES, INC.

                                                                        CLEC AND
                                                                          LONG
                                                 TELEPHONE   WIRELESS   DISTANCE   OTHER     TOTAL
                                                 ---------   --------   --------   ------   --------
                                                                   (IN THOUSANDS)
2001:
  Operating revenues from external customers:
     Local service.............................  $ 14,663    $    --    $ 4,580    $   --   $ 19,243
     Long distance and access service..........    30,525         --     16,408        --     46,933
     Wireless service..........................        --      6,792         --        --      6,792
     Equipment sales...........................     3,946        687         --     7,361     11,994
     Other.....................................     3,568        192      1,918     2,182      7,860
                                                 --------    -------    -------    ------   --------
                                                   52,702      7,671     22,906     9,543     92,822
  Intersegment operating revenues..............     4,389        148        116         4      4,657
  Operating profit (loss)......................    23,273     (8,069)    (3,759)     (239)    11,206
  Total assets.................................   110,164     30,905     33,040     4,259    178,368
  Capital expenditures.........................    11,590      4,864      6,363       158     22,975
  Depreciation and amortization................    11,102      4,403      1,844       179     17,528

     Certain items in the schedule above need to be reconciled to the consolidated financial statements and are provided in the schedules below:

                                                          YEARS ENDED DECEMBER 31,
                                                       ------------------------------
                                                         1999       2000       2001
                                                       --------   --------   --------
                                                               (IN THOUSANDS)
Revenues:
  Total revenues for reportable segments.............  $ 79,954   $ 81,573   $ 87,932
  Other revenues.....................................     9,170      8,657      9,547
  Elimination of intersegment revenues...............    (2,993)    (3,798)    (4,657)
                                                       --------   --------   --------
          Total consolidated revenues................  $ 86,131   $ 86,432   $ 92,822
                                                       ========   ========   ========
Total assets:
  Total assets for reportable segments...............  $164,418   $175,860   $174,109
  Other assets.......................................     6,798      6,520      4,259
  Elimination of intersegment (receivables)
     payables........................................    (3,083)       (10)        --
                                                       --------   --------   --------
          Total consolidated assets..................  $168,133   $182,370   $178,368
                                                       ========   ========   ========
Operating income (loss):
  Operating profit (loss) for reportable segments....  $ 11,014   $  9,321   $ 11,206
  Corporate expenses not allocated to reportable
     segments........................................        (4)      (340)   (12,040)
                                                       --------   --------   --------
          Total consolidated operating income
            (loss)...................................  $ 11,010   $  8,981   $   (834)
                                                       ========   ========   ========

20. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

  Cash and cash equivalents:

     The carrying amount approximates fair value because of the short maturity of those instruments.

                          CONESTOGA ENTERPRISES, INC.

  Investments in equity securities:

     The fair values of investments in equity securities are based on quoted market prices.

  Letters of credit:

     It was not practicable to estimate the fair value of the letters of credit due to the absence of definite issuance fee terms.

  Note payable and long-term debt:

     The fair values of the note payable and long-term debt are estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities. The carrying amounts approximate fair value.

  Redeemable preferred stock:

     The carrying amount approximates fair value based on the fixed redemption price available to holders of preferred stock.

21. QUARTERLY DATA (UNAUDITED)

                                                         FIRST    SECOND     THIRD     FOURTH
                                                        -------   -------   -------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
2000
Operating revenues....................................  $21,688   $21,803   $21,265   $ 21,676
Operating income......................................    1,562     2,771     2,557      2,091
Net income............................................      381     1,360       771        602
Basic earnings per share..............................     0.03      0.16      0.08       0.06
Diluted earnings per share............................     0.03      0.16      0.08       0.06
2001
Operating revenues....................................  $22,758   $22,617   $24,121   $ 23,326
Operating income (loss)...............................    3,272     2,608     2,447     (9,161)
Net income (loss).....................................      974       563       805    (10,815)
Basic earnings (loss) per share.......................     0.11      0.05      0.09      (1.36)
Diluted earnings (loss) per share.....................     0.11      0.05      0.09      (1.36)

     As described in Note 2, during the fourth quarter of 2001, the Company recorded and paid a $10,000,000 termination fee to Ntelos as a result of the merger termination.